Exhibit 99.1

450 Lexington Avenue    |    New York, NY 10017    |    800.468.7526

INVESTOR CONTACT:	MEDIA CONTACT:
Stacy Slater	Hugh Burns/Robin Weinberg
Senior Vice President, Investor Relations	Sard Verbinnen
800.468.7526	212.687.8080
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP NAMES DANIEL HURWITZ INTERIM CEO

•    CEO, CFO and Two Others Resign Following Audit Committee Review of a Non-GAAP Financial Reporting Measure

•    Issue Relates to Quarter to Quarter Smoothing of Non-GAAP Financial Measure; the Company Does Not Expect to Restate Historical GAAP Financial Reports

•    Company Reaffirms 2015 FFO Guidance of $1.96 - $1.98 per Share

•    Board Declares A Quarterly Cash Dividend of $0.245 Per Common Share (Equivalent To $0.98 Per Annum) for the First Quarter 2016

•    Fourth Quarter and Full Year 2015 Earnings Release Rescheduled for February 29, 2016

•    Company to Host Investor Conference Call at 8:30 a.m. Today

NEW YORK, February 8, 2016 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today that it has named Daniel Hurwitz, former CEO of DDR Corp. (NYSE: DDR) and the founder and CEO of Raider Hill Advisors, LLC, as Interim Chief Executive Officer, effective immediately. Mr. Hurwitz will also be appointed to serve on the Company’s Board of Directors.

The Company also announced that Chief Executive Officer Michael Carroll, President and Chief Financial Officer Michael Pappagallo, and Chief Accounting Officer Steven Splain, along with an accounting employee, have resigned, effective immediately. Mr. Carroll has also stepped down from the Company’s Board of Directors.

These management changes follow the completion of an Audit Committee review that began after the Company received information in late December 2015 through its established compliance processes. The review led the Board to conclude that specific Company accounting and financial reporting personnel, in certain instances, were smoothing income items, both up and down, between reporting periods in an effort to achieve consistent quarterly same property net operating income (“same property NOI”) growth, an industry non-GAAP financial measure.

450 Lexington Avenue    |    New York, NY 10017    |     800.468.7526

The Company believes the amounts involved were not material to non-GAAP same property NOI or the Company’s GAAP financial results. The Company believes it will not be required to restate historical financial results and that this matter will not impact the Company’s compliance with the financial covenants in its debt agreements. Final determinations on these matters remain subject to the completion of the 2015 audit and the filing of the Company’s Form 10-K. The Company believes this does not impact the financial strength or prospects of the Company.

John Schreiber, Chairman of the Brixmor Board, stated, “The Board is disappointed to have learned of the conduct and lack of appropriate management supervision uncovered as a result of the Audit Committee review. Once the facts were known, we moved swiftly to take remedial action. We are fortunate to be able to bring in a seasoned real estate executive of Dan Hurwitz’s caliber, who can lead the Company through this period and effectively manage our portfolio as we move to identify a new CEO and CFO.”

Michael Berman, Chairman of the Brixmor Audit Committee, stated, “While the Board believes this issue does not materially impact our previously reported results, we also believe the integrity of our financial reporting is paramount. We have voluntarily reported this matter to the SEC.”

450 Lexington Avenue    |    New York, NY 10017    |     800.468.7526

The table below is based on unaudited information prepared for the Audit Committee by the independent forensic accounting firm engaged to assist with the review. It includes year over year growth percentages for same property NOI as originally reported by the Company and as updated in connection with the Audit Committee’s review.

Year-Over-Year Changes in Same Property NOI ($ in millions)

	As Reported	As If Adjusted	Difference
	Y-O-Y Change	Y-O-Y Change	Y-O-Y Change	$
2013

Q3 2013	3.5%	4.4%	0.9%	$1.6
Q4 2013	3.9%	2.7%	-1.2%	$(2.1)
Full Year 2013 (1)	4.0%	3.9%	-0.1%	$(0.3)

2014
Q1 2014	3.8%	3.9%	0.1%	$0.2
Q2 2014	3.8%	3.6%	-0.2%	$(0.3)
Q3 2014	3.9%	3.1%	-0.8%	$(1.4)
Q4 2014	3.9%	5.1%	1.2%	$2.0
Full Year 2014	3.9%	3.9%	0.0%	$0.5

2015
Q1 2015	3.4%	3.4%	0.0%	$0.0
Q2 2015	3.6%	4.1%	0.5%	$1.1
Q3 2015	3.6%	3.3%	-0.3%	$(0.7)
Q1-Q3 2015	3.5%	3.6%	0.1%	$0.3

(1)	Reflects the Company’s publicly reported results

The Company expects to meet its previously announced guidance for 2015 FFO attributable to stockholders and non-controlling interests convertible into common stock per common share - diluted of $1.96 - $1.98. In addition, the Company announced that the Board has declared a quarterly cash dividend of $0.245 per common share (equivalent to $0.98 per annum) for the first quarter of 2016. This is the same quarterly cash dividend amount paid last quarter. The dividend is payable on April 15, 2016 to stockholders of record on April 5, 2016, representing an ex-dividend date of April 1, 2016.

Brixmor is rescheduling its 2015 fourth quarter earnings announcement, originally scheduled for today, February 8, 2016 and now expects to release full year 2015 fourth quarter results and 2016 guidance on Monday, February 29, 2016.

The Board and its outside advisors are continuing to assess whether any further remediation is appropriate with respect to the Company’s internal reporting controls and procedures. The Company currently expects to file its Form 10-K for the year ending December 31, 2015 within the period prescribed by applicable SEC regulations.

450 Lexington Avenue    |    New York, NY 10017    |     800.468.7526

Prior to founding Raider Hill Advisors, LLC, Mr. Hurwitz spent five years as CEO of DDR Corp. where he led the execution of a strategic vision that resulted in the full transformation of key management positions, the complete upgrade of portfolio quality and its cash flow credit profile, the revival and stabilization of a distressed balance sheet, and establishment of market credibility from the investment community. Based on the results, Mr. Hurwitz was voted by sell-side analysts as the Best CEO in the REIT Sector in the 2013 Institutional Investor Magazine All-America Team. Mr. Hurwitz is a member of the Board of Directors of General Growth Properties, a member of International Council of Shopping Centers (ICSC) and a former member of the ICSC Board of Trustees Executive Committee. He also previously served as a member of the NAREIT Executive Board of Governors, and Governance Committee in addition to the Board of Directors of DDR Corp., CubeSmart, Sonae Sierra Brasil, SA and Boscovs Department Store, Inc. Mr. Hurwitz is a graduate of Colgate University and currently serves as Chairman of the Colgate University Board of Trustees.

The Company will host a teleconference on Monday, February 8, 2016 at 8:30 AM ET. To participate, please dial 1-888-317-6003 (domestic) or 1-412-317-6061 (international) at least ten minutes prior to the scheduled start of the call (Passcode: 7268358). The teleconference can also be accessed via a live webcast at www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on February 22, 2016 by dialing 1-877-344-7529 (domestic) or 1-412-317-0088 (international) (Passcode: 10080884) or via the web through February 8, 2017 at www.brixmor.com in the Investors section.

About Brixmor Property Group

Brixmor owns and operates the nation’s largest wholly owned portfolio of grocery-anchored community and neighborhood shopping centers, with 518 properties aggregating approximately 87 million square feet of gross leasable area located primarily across the top 50 U.S. metro markets. Brixmor leverages its national footprint, local market knowledge and operational expertise to support the growth of its retail tenants. The Company is focused on maximizing the value of its portfolio through its ongoing “Raising the Bar” program which involves strategic leasing and anchor space repositioning / redevelopment initiatives. Headquartered in New York City, the Company is the largest landlord to The TJX Companies and The Kroger Company.

Safe Harbor Language

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources, the timing of the filing of its 2015 Form 10-K, the requirement that it restate its historical financial statements, its compliance with financial covenants in its debt agreements, its historical same property NOI results and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties,

450 Lexington Avenue    |    New York, NY 10017    |     800.468.7526

including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

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